EXHIBIT 99.1

Whole Foods Market Delivers Record Q2 Sales and EPS

Sales Increase 10% to Record $3.6 billion; EPS Increase 14% to Record $0.44;
Company Reaffirms Targets for Fiscal Year 2015 and Announces
New Uniquely-Branded Store Concept Geared Toward Millennials

AUSTIN, Texas, May 6, 2015 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 12-week second quarter ended April 12, 2015. For the quarter, total sales increased 10% to a record $3.6 billion. Comparable store sales on a constant currency basis increased 3.6%, including an estimated 50 basis point positive impact from Easter shifting from the third quarter last year to the second quarter this year. Earnings before interest, taxes, depreciation and amortization were $355 million, or 9.7% of sales. Diluted earnings per share were $0.44, a 14% increase over the prior year. Results include a non-routine supplier credit of $7 million, or $0.01 in diluted earnings per share.

During the quarter, the Company produced $322 million in cash flow from operations and invested $206 million in capital expenditures, resulting in free cash flow of $116 million. In addition, the Company returned $47 million in quarterly dividends to shareholders and repurchased $47 million of common stock, or 0.9 million shares. The Company ended the quarter with total cash and cash equivalents, restricted cash, and investments of approximately $1.1 billion. Return on invested capital increased 68 basis points to 15%.

"Our results reflect another quarter of record sales and healthy returns on invested capital," said John Mackey, co-founder and co-chief executive officer of Whole Foods Market.  "Our Whole Foods Market brand has helped lead the shift in consciousness toward fresh, healthy foods by offering the highest quality, broadest selection, and best customer service, and we believe we can triple the number of Whole Foods Market stores in the United States.  At the same time, we also see an opportunity to leverage our long history of retail innovation and extend our reach in the marketplace."

"Today, we are excited to announce the launch of a new, uniquely-branded store concept unlike anything that currently exists in the marketplace," said Walter Robb, co-chief executive officer of Whole Foods Market.  "Offering our industry-leading standards at value prices, this new format will feature a modern, streamlined design, innovative technology and a curated selection.  It will deliver a convenient, transparent, and values-oriented experience geared toward millennial shoppers, while appealing to anyone looking for high-quality fresh food at great prices."

The Company is building a team to focus exclusively on this new concept and is currently negotiating leases.  The plan is to begin opening stores next year, and given the more standardized design and product assortment, the Company expects a fairly rapid expansion from there.  "We believe the growth potential for this new and complementary brand to be as great as it is for our highly successful Whole Foods Market brand," added Robb. "We look forward to sharing more details about this exciting new venture sometime before Labor Day."

The following table provides the Company's comparable store sales results for the second quarter and for the five-week period from March 30, 2015 through May 3, 2015, which includes Easter in both years. Results for the five-week period are adjusted to exclude the estimated impact of Team Member Appreciation Double Discount Day, which was held in the prior year only. Sales of a store are deemed comparable commencing in the 57th full week after the store was opened or acquired and are presented on a constant currency basis. Companies define comparable store sales differently; thus, growth rates across companies may not be comparable.

Constant Currency:	Comparable Store Sales Growth	Change in Transactions	Change in Basket Size
Q2 ended April 12, 2015	3.6%	0.8%	2.8%
Excluding Easter shift	3.1%*
Five weeks ended May 3, 2015	2.8%
* 5.1% for the first three weeks and 2.4% for the last nine weeks

Excluding the non-routine supplier credit of $7 million, or 19 basis points, gross margin declined 12 basis points to 35.7%, primarily due to higher cost of goods sold as a percentage of sales.

SG&A improved 29 basis points to 28.2% of sales due to leverage in salaries and benefits.

Comparable stores sales growth by age class for the trailing four quarters, on a constant currency basis, is provided in the following table.

	Trailing			Average Age
	Four-Quarter Comps	# of Stores	% of Square Footage	(s.f. weighted)
> 11 years	2.3%	167	36%	17
5 to 11 years	3.0%	109	38%	8
< 5 years	9.5%	97	26%	3
All comparable stores	3.9%	373	100%	10

Year-to-Date Results

For the 28-week period ended April 12, 2015, total sales increased 10% to $8.3 billion. Comparable store sales increased 4.2%, including an estimated 20 basis point positive impact from Easter shifting from the third quarter last year to the second quarter this year. Average weekly sales per store were $730,000, translating to sales per gross square foot of approximately $1,000. Earnings before interest, taxes, depreciation and amortization were $751 million, or 9.0% of sales. Diluted earnings per share were $0.90, a 12% increase over the prior year.

Year to date, the Company has produced $709 million in cash flow from operations and invested $458 million in capital expenditures, of which $295 million related to new stores. This resulted in free cash flow of $251 million. In addition, the Company has paid $90 million in quarterly dividends to shareholders and repurchased $90 million of common stock. Subsequent to the end of the quarter, the Company repurchased $34 million of common stock, leaving $776 million in authority remaining.

Growth and Development

In the second quarter, the Company opened eleven new stores, including three relocations and three former Dominick's locations. In the third quarter, the Company has opened three new stores, including one former Dominick's location, and expects to open five additional stores, one of which is a former Dominick's location.

The Company recently signed nine new leases, including two relocations and one new market. These leases are located in Jacksonville Beach, FL; Atlanta, GA (two leases); Detroit, MI; Rochester, NY; Houston, TX; Park City, UT; and Washington, D.C. (two leases).

The Company currently has 417 stores totaling approximately 16 million square feet and expects to cross the 500-store mark in fiscal year 2017. Longer term, the Company sees demand for 1,200 Whole Foods Market stores in the United States. The following table provides additional information about the Company's new and acquired stores and development pipeline for stores scheduled to open through fiscal year 2021.

New Store Information	FY14	FY15 YTD	Current Leases Signed
Number of stores (including relocations)	38	23	113
Relocations	1	5	14
Percentage in new markets	55%	9%	20%
Average store size (gross square feet)	37,000	43,000	43,000
Total square footage	1,408,000	983,000	4,891,000
Average pre-opening expense per store (including rent)	$1.9 mil
Average pre-opening rent per store	$0.7 mil

Fiscal Year 2015 Targets

The Company's targets for fiscal year 2015 are:

  Sales growth over 9%
  Comparable store sales growth in the low to middle single digits
  Square footage growth of 9% to 10% based on 38 to 42 new stores, including five to six relocations
  EBITDA margin of approximately 9%
  ROIC greater than 14%

The Company expects to continue its value strategy and make additional investments in areas such as technology, marketing, and new and existing stores. The Company believes this is the right strategy to drive sales growth over the longer term. Reflecting its ongoing value efforts, the Company expects a greater decline in gross margin, excluding LIFO, in fiscal year 2015 than in fiscal year 2014. The Company expects to maintain expense discipline and improve its cost structure, with the biggest opportunities coming from internal distribution, coordinated purchasing and labor leverage. While quarterly results may fluctuate, the Company expects diluted earnings per share growth for the fiscal year to be in line with or slightly higher than sales growth.

The Company expects comparable store sales growth in the third quarter to be negatively impacted by approximately 100 basis points from the Easter shift and cycling over Team Member Appreciation Double Discount Day in the prior year.  In addition, the Company reported significant LIFO charges in the prior year of $11 million in the third quarter and $5 million in the fourth quarter.

Seasonality

The Company notes that average weekly sales and gross margin are typically highest in the second and third fiscal quarters, and lowest in the fourth fiscal quarter due to seasonally slower sales during the summer months. Gross margin is also lower in the first fiscal quarter due to the product mix of holiday sales.

About Whole Foods Market

Founded in 1978 in Austin, Texas, Whole Foods Market is the leading retailer of natural and organic foods, the first national "Certified Organic" grocer, and uniquely positioned as America's Healthiest Grocery StoreTM. In fiscal year 2014, the Company had sales of approximately $14 billion and currently has 417 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 90,000 team members and has been ranked for 18 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine. For more information, please visit www.wholefoodsmarket.com/values-matter.

Disclaimer on Forward-looking Statements

Certain statements in this press release and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as "anticipate," "believe," "estimate," "expect," "continue," "could," "can," "may," "will," "likely," "depend," "should," "would," "plan," "predict," "target," and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this analysis are forward-looking statements that involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial condition, operating results and cash flows. These risks and uncertainties include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2014 and Quarterly Report on Form 10-Q for the fiscal quarter ended January 18, 2015, and risks and uncertainties not presently known to us or that we currently deem immaterial.

We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is (877) 876-9176, and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at www.wholefoodsmarket.com/company-info/investor-relations.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	12 weeks ended		28 weeks ended
	April 12, 2015	April 13, 2014	April 12, 2015	April 13, 2014
Sales	$ 3,647	$ 3,322	$ 8,319	$ 7,561
Cost of goods sold and occupancy costs	2,337	2,131	5,382	4,885
Gross profit	1,310	1,191	2,937	2,676
Selling, general and administrative expenses	1,029	947	2,360	2,156
Operating income before pre-opening and store closure	281	244	577	520
Pre-opening expenses	20	11	41	27
Relocation, store closure and lease termination costs	6	2	10	7
Operating income	255	231	526	486
Investment and other income, net of interest expense	4	2	8	6
Income before income taxes	259	233	534	492
Provision for income taxes	101	91	208	192
Net income	$ 158	$ 142	$ 326	$ 300

Basic earnings per share	$ 0.44	$ 0.38	$ 0.90	$ 0.81
Weighted average shares outstanding	360.2	371.5	360.0	372.0

Diluted earnings per share	$ 0.44	$ 0.38	$ 0.90	$ 0.80
Weighted average shares outstanding, diluted basis	363.7	374.5	362.9	375.3

Dividends declared per common share	$ 0.13	$ 0.12	$ 0.26	$ 0.24

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	12 weeks ended		28 weeks ended
	April 12, 2015	April 13, 2014	April 12, 2015	April 13, 2014
Net income
(numerator for basic and diluted earnings per share)	$ 158	$ 142	$ 326	$ 300
Weighted average common shares outstanding
(denominator for basic earnings per share)	360.2	371.5	360.0	372.0
Incremental common shares attributable to dilutive effect of share-based awards	3.5	3.0	2.9	3.3
Weighted average common shares outstanding and potential additional common shares outstanding
(denominator for diluted earnings per share)	363.7	374.5	362.9	375.3

Basic earnings per share	$ 0.44	$ 0.38	$ 0.90	$ 0.81
Diluted earnings per share	$ 0.44	$ 0.38	$ 0.90	$ 0.80

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	12 weeks ended		28 weeks ended
	April 12, 2015	April 13, 2014	April 12, 2015	April 13, 2014
Net income	$ 158	$ 142	$ 326	$ 300
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(7)	2	(18)	(3)
Other comprehensive income (loss), net of tax	(7)	2	(18)	(3)
Comprehensive income	$ 151	$ 144	$ 308	$ 297

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	April 12, 2015	September 28, 2014
Current assets:
Cash and cash equivalents	$ 323	$ 190
Short-term investments - available-for-sale securities	453	553
Restricted cash	127	109
Accounts receivable	214	198
Merchandise inventories	476	441
Prepaid expenses and other current assets	87	97
Deferred income taxes	172	168
Total current assets	1,852	1,756
Property and equipment, net of accumulated depreciation and amortization	3,063	2,923
Long-term investments - available-for-sale securities	174	120
Goodwill	710	708
Intangible assets, net of accumulated amortization	79	81
Deferred income taxes	144	132
Other assets	30	24
Total assets	$ 6,052	$ 5,744

Liabilities and Shareholders' Equity
Current liabilities:
Current installments of capital lease obligations	$ 3	$ 2
Accounts payable	296	276
Accrued payroll, bonus and other benefits due team members	386	379
Dividends payable	47	43
Other current liabilities	591	557
Total current liabilities	1,323	1,257
Long-term capital lease obligations, less current installments	60	60
Deferred lease liabilities	568	548
Other long-term liabilities	69	66
Total liabilities	2,020	1,931

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, 600.0 shares authorized; 377.1 and 377.1 shares issued; and 360.3 and 360.4 shares outstanding at 2015 and 2014, respectively	2,886	2,863
Common stock in treasury, at cost, 16.8 and 16.7 shares at 2015 and 2014, respectively	(728)	(711)
Accumulated other comprehensive loss	(25)	(7)
Retained earnings	1,899	1,668
Total shareholders' equity	4,032	3,813
Total liabilities and shareholders' equity	$ 6,052	$ 5,744

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	28 weeks ended
	April 12, 2015	April 13, 2014
Cash flows from operating activities
Net income	$ 326	$ 300
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	225	198
Share-based payment expense	37	36
LIFO expense	3	--
Deferred income tax benefit	(17)	(18)
Excess tax benefit related to exercise of team member stock options	(9)	(7)
Accretion of premium/discount on marketable securities	10	16
Deferred lease liabilities	18	17
Other	3	7
Net change in current assets and liabilities:
Accounts receivable	(16)	(20)
Merchandise inventories	(39)	(29)
Prepaid expenses and other current assets	9	6
Accounts payable	21	24
Accrued payroll, bonus and other benefits due team members	8	10
Other current liabilities	127	78
Net change in other long-term liabilities	3	1
Net cash provided by operating activities	709	619
Cash flows from investing activities
Development costs of new locations	(295)	(207)
Other property and equipment expenditures	(163)	(155)
Purchases of available-for-sale securities	(273)	(514)
Sales and maturities of available-for-sale securities	306	473
Purchases of intangible assets	(1)	(18)
Decrease (increase) in restricted cash	(19)	2
Other investing activities	(7)	(12)
Net cash used in investing activities	(452)	(431)
Cash flows from financing activities
Purchase of treasury stock	(90)	(117)
Common stock dividends paid	(90)	(82)
Issuance of common stock	49	24
Excess tax benefit related to exercise of team member stock options	9	7
Other financing activities	(1)	--
Net cash used in financing activities	(123)	(168)
Effect of exchange rate changes on cash and cash equivalents	(1)	(5)
Net change in cash and cash equivalents	133	15
Cash and cash equivalents at beginning of period	190	290
Cash and cash equivalents at end of period	$ 323	$ 305

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$ 176	$ 206

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	12 weeks ended		28 weeks ended
EBITDA and Adjusted EBITDA	April 12, 2015	April 13, 2014	April 12, 2015	April 13, 2014
Net income	$ 158	$ 142	$ 326	$ 300
Provision for income taxes	101	91	208	192
Investment and other income, net of interest expense	(4)	(2)	(8)	(6)
Operating income	255	231	526	486
Depreciation and amortization	100	87	225	198
EBITDA	355	318	751	684
Share-based payment expense	18	18	37	36
Deferred rent	6	7	19	17
Adjusted EBITDA	$ 379	$ 343	$ 807	$ 737

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	12 weeks ended		28 weeks ended
Free Cash Flow	April 12, 2015	April 13, 2014	April 12, 2015	April 13, 2014
Net cash provided by operating activities	$ 322	$ 282	$ 709	$ 619
Development costs of new locations	(143)	(85)	(295)	(207)
Other property and equipment expenditures	(63)	(58)	(163)	(155)
Free Cash Flow	$ 116	$ 139	$ 251	$ 257

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital ("ROIC") as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as adjusted earnings divided by average invested capital. Adjustments to earnings are defined in the following tabular reconciliation. Invested capital reflects a trailing four-quarter average.

	52 weeks ended
ROIC	April 12, 2015	April 13, 2014
Net income	$ 604	$ 563
Interest expense, net of tax	--	--
Adjusted earnings	604	563
Total rent expense, net of tax[1]	256	230
Estimated depreciation on capitalized operating leases, net of tax[2]	(171)	(153)
Adjusted earnings, including the effect of capitalized operating leases	$ 689	$ 640

Average working capital, excluding current portion of long-term debt	$ 587	$ 893
Average property and equipment, net	2,899	2,436
Average other assets	1,105	1,108
Average other liabilities	(605)	(543)
Average invested capital	3,986	3,894
Average estimated asset base of capitalized operating leases[3]	3,344	2,992
Average invested capital, including the effect of capitalized operating leases	$ 7,330	$ 6,886

ROIC	15.1%	14.5%
ROIC, including the effect of capitalized operating leases	9.4%	9.3%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense
CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204

         Media Contact:
         Robin Kelly
         Robin.Kelly@wholefoods.com
         617.417.3895